UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

SEGUIN NATURAL HAIR PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-205822	35-7654530
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

65 Hillview Street, Hamilton, Ontario, Canada L8S 2Z3

(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (702)738-2051

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Explanatory Note: This amended Report is filed to correct the previously incorrect designation of current Item 3.02-Unregistered Sale of Equity Securities as Item 3.01-Notice of Delisting or failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing in the Report filed on December 7, 2018.

Section 3-	Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

Effective December 4, 2018, the Company issued 8,753,506 shares of its common stock (“Shares”) upon the exercise of conversion rights under outstanding convertible promissory notes (“Notes”). The conversion price for the shares was $0.00927per share and the aggregate principal amount converted under the Notes was $81,145.00. As a result of the conversion, the Notes were paid in full and are no longer outstanding obligations of the Company.

The Shares were issued in compliance with the exemptions from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) and Regulation S for transactions not involving a public offering and for offers and sales outside the United States.

Section 5-	Corporate Governance and Management

Item 5.01	Changes in Control of Registrant

The issuance of the Shares disclosed in Item 3.02 of this Report resulted in a change of control of the Company. The Shares comprise 60.11% of the issued and outstanding common stock of the Company as of the date of this Report. The person who is the holder of the Shares is Danny Iandoli, a resident of Markham, Ontario, Canada. Mr. Iandoli acquired the Notes disclosed in Item 3.02 of this Report from Freelife Investments Inc., an Ontario, and Canada corporation, pursuant the terms of a Notes Purchase and Assignment Agreement dated November 8, 2018. The Notes were acquired for cash consideration of $1.00 plus other good and valuable consideration. There are no arrangements or understandings between Mr. Iandoli and Freelife Investments Inc. with respect to the election of directors or other matters.

On December 4, 2018, Mr. Iandoli exercised the conversion rights under the Notes and delivered to the Company a Notice of Conversion for the Shares as disclosed in Item 3.01 of this Report which is incorporated herein by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 6, 2018, Mr. Iandoli was appointed the President, Secretary and sole director of the Company contemporaneously with the resignation of Kimberly Wright as the Company’s sole executive officer and sole director.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGUIN NATURAL HAIR PRODUCTS INC.

Dated: February 20, 2019	By: /s/ Danny Iandoli
President